As filed to the U.S. Securities and Exchange Commission on June 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVALARA, INC.

(Exact name of registrant as specified in its charter)

Washington	7372	91-1995935
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott M. McFarlane

Chairman and Chief Executive Officer

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David F. McShea Andrew B. Moore Allison C. Handy Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101 (206) 359-8000	Alesia L. Pinney Executive Vice President, General Counsel, and Secretary Avalara, Inc. 255 South King Street, Suite 1800 Seattle, Washington 98104 (206) 826-4900	Eric C. Jensen John T. McKenna Alan D. Hambelton Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, Washington 98101 (206) 452-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-231930

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	683,984	$69.40	$47,468,489.60	$5,754

(1)

Represents only the additional number of shares of common stock being registered, including additional shares that the underwriters have the option to purchase. Does not include the shares of common stock that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-231930), or the Prior Registration Statement.

(2)

Calculated in accordance with Rule 457(a) under the Securities Act, based upon the public offering price. The Registrant previously registered shares of common stock with a proposed aggregate offering price not to exceed $237,342,750 on the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of shares of common stock having a proposed maximum aggregate offering price of $47,468,489.60 are hereby registered, which includes the additional shares of common stock that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Avalara, Inc., pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-231930), which was declared effective by the Securities and Exchange Commission on June 5, 2019, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (file No. 333-231930) filed with the Securities and Exchange Commission on June 4, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 5, 2019.

AVALARA, INC.

By:	/s/ Alesia L. Pinney
Alesia L. Pinney Executive Vice President, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman and Chief Executive Officer	June 5, 2019
Scott M. McFarlane	(Principal Executive Officer) and Director

*	Chief Financial Officer and Treasurer	June 5, 2019
William D. Ingram	(Principal Financial Officer)

*	Chief Accounting Officer	June 5, 2019
Daniel E. Manning	(Principal Accounting Officer)

*	Director	June 5, 2019
Marion R. Foote

*	Director	June 5, 2019
Edward A. Gilhuly

*	Director	June 5, 2019
Benjamin J. Goux

*	Director	June 5, 2019
Tami L. Reller

*	Director	June 5, 2019
Justin L. Sadrian

*	Director	June 5, 2019
Rajeev Singh

*	Director	June 5, 2019
Chelsea R. Stoner

*	Director	June 5, 2019
Gary L. Waterman

*	Director	June 5, 2019
Kathleen M. Zwickert

*By:	/s/ Alesia L. Pinney
Alesia L. Pinney Attorney-in-fact